Exhibit 99.1

Tigo Energy Reports First Quarter 2024 Financial Results

CAMPBELL, Calif. – May 14, 2024 – Tigo Energy, Inc. (“Tigo”, or the “Company”) (NASDAQ: TYGO), a leading provider of intelligent solar and energy storage solutions, today reported unaudited financial results for the first quarter ended March 31, 2024 and financial guidance for the second quarter ending June 30, 2024.

Recent Financial and Operational Highlights

●	Quarterly revenue of $9.8 million

●	GAAP gross margin of 28.2%

●	GAAP operating loss of $9.1 million

●	GAAP net loss of $11.5 million

●	Adjusted EBITDA loss of $6.3 million

●	Shipped 249,000 MLPE, or approximately 100MW DC assuming an average panel size of 400W

●	Launched the TS4-X Family, consisting of the TS4-X-O, TS4-X-S, and TS4-X-F MLPE device models. These models boast enhanced safety features, a 25A current rating, and a max power rating of 800W

●	Introduced the Tigo GO EV Charger residential solar solution for the Italian market

Management Commentary

“This quarter, we started seeing meaningful progress in the reduction of industry-wide inventory overhang challenges that have persisted since the second quarter of 2023,” said Zvi Alon, Chairman and CEO of Tigo. “We closed the quarter with $9.8 million in revenue and an adjusted EBITDA loss of $6.3 million, both sequential improvements and within or ahead of our stated outlook. In addition, we announced the introduction of our TS4-X product family, specifically geared to address the high-current and high-power panel requirements in the C&I and utility markets. The TS4-X product family incorporates a unique multi-factor rapid shutdown capability and allows for flexible solar panel system design for customers who require different combinations of optimization, monitoring, and rapid shut-down.

“Looking ahead, we expect our revenues and profitability to continue to improve over the remainder of 2024,” Alon continued. “We are seeing a more stabilized environment in the U.S. market and pockets of growth and recovery within the EMEA region, including restocking activity among our customers as they start to replenish their inventory. Our GO ESS products also continue to be well-received and represented approximately 14% of our revenues in the quarter.”

“We continue to proactively manage our costs and implemented additional cost-reduction efforts in April to reduce our cash spend and improve our adjusted EBITDA break-even point,” stated Bill Roeschlein, Chief Financial Officer of Tigo. “With these changes and considering our current supply of inventory on-hand, we expect a cash break-even point at a quarterly revenue level of approximately $17 million to $19 million and an adjusted EBITDA break-even point at a quarterly revenue level of approximately $33 million to $35 million on a normalized basis. We believe that our revenues will continue to improve in the second half of the year based on expectations for a recovery in the industry, which would allow us to achieve profitable growth in the near future.”

First Quarter 2024 Financial Results

Results compare the 2024 fiscal first quarter ended March 31, 2024 to the 2023 fiscal first quarter ended March 31, 2023, unless otherwise indicated.

●	Revenues totaled $9.8 million, an 80.4% decrease from $50.1 million in the prior year comparable period. On a sequential basis, revenues increased by $0.5 million, or 6.0%.

●	Gross profit totaled $2.8 million, or 28.2% of total revenue, an 84.9% decrease from $18.4 million, or 36.7% of total revenue, in the prior year comparable period.

●	Total operating expenses totaled $11.9 million, a 12.4% increase from $10.6 million in the prior year comparable period.

●	Net loss totaled $11.5 million, compared to a net income of $6.9 million for the prior year comparable period.

●	Adjusted EBITDA loss totaled $6.3 million, compared to an adjusted EBITDA of $8.6 million for the prior year comparable period.

●	Cash, cash equivalents, and marketable securities totaled $21.9 million at March 31, 2024. During the quarter, the Company’s accounts payable decreased $9.7 million to $6.0 million at the end of the first quarter compared to $15.7 million at the beginning of the quarter.

Second Quarter 2024 Outlook

The Company also provides guidance for the second quarter ending June 30, 2024 as follows:

●	Revenues are expected to be within the range of $12.0 million to $16.0 million.

●	Adjusted EBITDA loss is expected to be within the range of $5.5 million to $8.0 million.

Actual results may differ materially from the Company’s guidance as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call

Tigo management will hold a conference call today, May 14, 2024, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss these results. Company CEO Zvi Alon and CFO Bill Roeschlein will host the call, followed by a question-and-answer period.

Registration Link: Click here to register

Please register online at least 10 minutes prior to the start time. If you have any difficulty with registration or connecting to the conference call, please contact Gateway Group at (949) 574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Tigo’s website.

About Tigo Energy, Inc.

Founded in 2007, Tigo is a worldwide leader in the development and manufacture of smart hardware and software solutions that enhance safety, increase energy yield, and lower operating costs of residential, commercial, and utility-scale solar systems. Tigo combines its Flex MLPE (Module Level Power Electronics) and solar optimizer technology with intelligent, cloud-based software capabilities for advanced energy monitoring and control. Tigo MLPE products maximize performance, enable real-time energy monitoring, and provide code-required rapid shutdown at the module level. The Company also develops and manufactures products such as inverters and battery storage systems for the residential solar-plus-storage market. For more information, please visit www.tigoenergy.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about our ability to reach cash flow break-even, adjusted EBITDA break-even and long-term growth prospects, expectations regarding a recovery in our industry, including the timing thereof, current and future inventory levels and its impact on future financial results, statements about our ability to penetrate new markets and expand our market share, including expansion in international markets, our continued expansion of and investments in our product portfolio, and future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “expected”, “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of Tigo’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

In addition to factors previously disclosed, or that will be disclosed in, our reports filed with the SEC, factors which may cause actual results to differ materially from current expectations include, but are not limited to, our ability to effectively develop and sell our product offerings and services, our ability to compete in the highly-competitive and evolving solar industry; our ability to manage risks associated with seasonal trends and the cyclical nature of the solar industry; whether we continue to grow our customer base; whether we continue to develop new products and innovations to meet constantly evolving customer demands; the timing and level of demand for our solar energy solutions; changes in government subsidies and economic incentives for solar energy solutions; our ability to acquire or make investments in other businesses, patents, technologies, products or services to grow the business and realize the anticipated benefits therefrom; our ability to meet future liquidity requirements; our ability to respond to fluctuations in foreign currency exchange rates and political unrest and regulatory changes in international markets into which we expand or otherwise operate in; our failure to attract, hire retain and train highly qualified personnel in the future; and if we are unable to maintain key strategic relationships with our partners and distributors.

Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the forward-looking statements contained herein are reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of new information, future developments or otherwise occurring after the date of this communication.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measure: adjusted EBITDA. The presentation of this financial measure is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use adjusted EBITDA for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We define adjusted EBITDA, a non-GAAP financial measure, as earnings (loss) before interest and other expenses, net, income tax expense (benefit), depreciation and amortization, as adjusted to exclude stock-based compensation and merger transaction related expenses. We believe that adjusted EBITDA provides helpful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results. We believe that both management and investors benefit from referring to adjusted EBITDA in assessing our performance and when planning, forecasting, and analyzing future periods. Adjusted EBITDA also facilitates management’s internal comparisons to our historical performance and comparisons to our competitors’ operating results. We believe adjusted EBITDA is useful to investors both because it (i) allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (ii) is used by our institutional investors and the analyst community to help them analyze the health of our business.

The items excluded from adjusted EBITDA may have a material impact on our financial results. Certain of those items are non-recurring, while others are non-cash in nature. Accordingly, adjusted EBITDA is presented as supplemental disclosure and should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP.

There are a number of limitations related to the use of non-GAAP financial measures. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.

We refer investors to the reconciliation adjusted EBITDA to net income (loss) included below. A reconciliation for adjusted EBITDA provided as guidance is not provided because, as a forward-looking statement, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results.

Investor Relations Contacts

Matt Glover or Chris Adusei-Poku
Gateway Group, Inc.
(949) 574-3860
TYGO@gateway-grp.com

Tigo Energy, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$9,025	$4,405
Marketable securities, short-term	12,920	26,806
Accounts receivable, net	6,306	6,862
Inventory, net	55,757	61,401
Prepaid expenses and other current assets	4,388	5,236
Total current assets	88,396	104,710
Property and equipment, net	3,375	3,458
Operating right-of-use assets	2,285	2,503
Marketable securities, long-term	—	1,977
Intangible assets, net	2,125	2,192
Other assets	731	728
Goodwill	12,209	12,209
Total assets	$109,121	$127,777
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,030	$15,685
Accrued expenses and other current liabilities	6,039	8,681
Deferred revenue, current portion	444	335
Warranty liability, current portion	522	526
Operating lease liabilities, current portion	1,124	1,192
Total current liabilities	14,159	26,419
Warranty liability, net of current portion	4,957	5,106
Deferred revenue, net of current portion	607	466
Long-term debt, net of unamortized debt discount and issuance costs	33,805	31,570
Operating lease liabilities, net of current portion	1,269	1,392
Total liabilities	54,797	64,953
Stockholders’ equity:
Common stock	6	6
Additional paid-in capital	141,651	138,657
Accumulated deficit	(87,286)	(75,780)
Accumulated other comprehensive loss	(47)	(59)
Total stockholders’ equity	54,324	62,824
Total liabilities and stockholders’ equity	$109,121	$127,777

Tigo Energy, Inc.

Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Net revenue	$9,802	$50,058
Cost of revenue	7,036	31,689
Gross profit	2,766	18,369
Operating expenses:
Research and development	2,471	2,214
Sales and marketing	4,603	4,772
General and administrative	4,780	3,563
Total operating expenses	11,854	10,549
(Loss) income from operations	(9,088)	7,820
Other (income) expenses:
Change in fair value of preferred stock warrant and contingent shares liability	(196)	512
Loss on debt extinguishment	—	171
Interest expense	2,826	778
Other income, net	(212)	(551)
Total other expenses, net	2,418	910
Net (loss) income	(11,506)	6,910
Dividends on Series D and Series E convertible preferred stock	—	(2,152)
Net (loss) income attributable to common stockholders	$(11,506)	$4,758

(Loss) earnings per common share
Basic	$(0.19)	$0.09
Diluted	$(0.19)	$0.05
Weighted-average common shares outstanding
Basic	59,374,019	6,481,862
Diluted	59,374,019	11,005,136

Tigo Energy, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating activities:
Net (loss) income	$(11,506)	$6,910
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	310	242
Reserve for inventory obsolescence	423	52
Change in fair value of preferred stock warrant and contingent shares liability	(196)	512
Non-cash interest expense	2,235	47
Stock-based compensation	2,505	366
Allowance for credit losses	(990)	109
Loss on debt extinguishment	—	171
Non-cash lease expense	300	167
Accretion of interest on marketable securities	(128)	(7)
Changes in operating assets and liabilities:
Accounts receivable	1,546	(16,535)
Inventory	5,221	(11,780)
Prepaid expenses and other assets	845	(1,175)
Accounts payable	(9,448)	14,815
Accrued expenses and other liabilities	(2,207)	407
Deferred revenue	250	486
Warranty liability	(153)	275
Operating lease liabilities	(273)	(149)
Net cash used in operating activities	$(11,266)	$(5,087)
Investing activities:
Purchase of marketable securities	—	(10,068)
Acquisition of fSight	—	55
Purchase of intangible assets	—	(450)
Purchase of property and equipment	(367)	(192)
Sales and maturities of marketable securities	16,003	—
Net cash provided (used) by investing activities	$15,636	$(10,655)
Financing activities:
Proceeds from Convertible Promissory Note	—	50,000
Repayment of from Series 2022-1 Notes	—	(20,833)
Payment of financing costs	—	(100)
Payment of deferred issuance costs related to future equity issuance	—	(527)
Proceeds from exercise of stock options	250	91
Net cash provided by financing activities	$250	$28,631
Net increase in cash and cash equivalents	4,620	12,889
Cash and cash equivalents at beginning of period	4,405	37,717
Cash and cash equivalents at end of period	$9,025	$50,606

Tigo Energy, Inc.

Non-GAAP Financial Measures

(in thousands)

(unaudited)

Reconciliation of Net (Loss) Income (GAAP) to Adjusted EBITDA (Non-GAAP)

	Three Months Ended March 31,
	2024	2023
Net (loss) income	$(11,506)	$6,910
Adjustments:
Total other expenses, net	2,418	910
Depreciation and amortization	310	242
Stock-based compensation	2,505	366
M&A transaction expenses	—	133
Adjusted EBITDA	$(6,273)	$8,561

We encourage investors and others to review our financial information in its entirety and not to rely on any single financial measure.